Exhibit 99.1

Sorrento to Present at the Jefferies Immuno-Oncology Summit

SAN DIEGO, April 6, 2016 — Sorrento Therapeutics, Inc. (NASDAQ: SRNE; Sorrento), a clinical-stage oncology company developing new treatments for cancer and associated pain, announced today that Gunnar F. Kaufmann, Ph.D., Senior Vice President, Immunotherapy, & Head of Research and Global Partnerships, will present at the Jefferies Immuno-Oncology Summit on Thursday, April 7, 2016 from 7:55 am to 8:20 am EDT. The conference will take place at the Boston Harbor Hotel in Boston, MA.

About Sorrento Therapeutics, Inc.

Sorrento is an antibody-centric, clinical stage biopharmaceutical company developing new treatments for cancer, inflammation and autoimmune diseases. Sorrento’s lead products are multiple late-stage biosimilar and biobetter antibodies, as well as clinical CAR-T therapies targeting solid tumors.

Forward-Looking Statements

This press release and any statements made for and during any presentation or conference contain forward-looking statements related to Sorrento Therapeutics, Inc., and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about Sorrento’s and its subsidiaries’ prospects, Sorrento’s expectations for adoptive cellular immunotherapies and Sorrento’s collaborations; Sorrento’s advances made in developing RTX, biosimilars/biobetters, cellular therapies, such as CAR-T, CAR.NK and CAR.TNK, cell-penetrant antibodies (LA Cell technology) as well as antibody immunotherapies using its proprietary G-MAB fully human antibody technology, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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